                                                                                                                                                                                                                                                                                              EXHIBIT 10.4

                                                                                Execution Copy

BROADPOINT SECURITIES GROUP, INC.

PREEMPTIVE RIGHTS AGREEMENT

This PREEMPTIVE RIGHTS AGREEMENT (the “Agreement”) is made as of the 27th day of June, 2008, by and between Broadpoint Securities Group, Inc., a New York corporation (the “Company”), and MAST Credit Opportunities I Master Fund Limited (the “Investor”). In consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

1.    Definitions. For purposes of this Agreement:

1.1.    The term “Affiliate” has the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, as in effect as on the date hereof.

1.2.    The term “Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized by law or executive order to close.

1.3.    The term “Capital Stock” shall mean the Common Stock and the preferred stock, par value $0.01 per share, of the Company.

1.4.    The term “Common Stock” shall mean shares of the Company’s common stock, par value $0.01 per share.

1.5.    The term “Current Market Price” means, as of the date of determination, (a) the average of the daily Fair Market Value under clause (i) or (ii) of the definition thereof of the Common Stock during the immediately preceding thirty (30) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Fair Market Value under clause (iii) of the definition thereof on such date.

1.6.    The term “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.7.    The term “Equity Securities” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, including any debt security that is convertible into, or exchangeable for, Capital Stock.

1.8.    The term “Fair Market Value” shall mean, as of the date of determination: (i) if the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the Fair Market Value shall be the last reported sale price of the Common Stock on such exchange or market system on the last Business Day prior to the date of the Offer Notice or, if no such sale is made on such day, the average closing bid and asked price for such day on such exchange or market system; (ii) if the Common Stock is not listed or admitted to unlisted trading privileges, the Fair Market Value shall be the mean of the last reported bid and asked prices reported by Pink Sheets or other similar over the counter quotation service, on the last Business Day prior to the date of the Offer Notice; or (iii) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount determined mutually by (x) a majority of the members of the Board of Directors of the Company, and (y) the Investor.  If the Board of Directors and the Investor shall fail to agree within five (5) Business Days, the Fair Market Value shall be an amount determined, at the Company’s expense, by an independent nationally recognized investment banking firm chosen by the Board of Directors and reasonably acceptable to the Investor.  Any determination of the Fair Market Value by an appraiser shall be based on a valuation of the Company as an entirety without regard to any discount for minority interests or disparate voting rights among classes of capital stock.

1.9.    The term “New Securities” shall mean Equity Securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase said Equity Securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said Equity Securities (collectively “New Securities”).

1.10.    The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.    Right of First Offer.  Subject to the terms and conditions specified in this Section 2, in the event the Company proposes to offer or sell any New Securities below the Current Market Price, the Company shall first make an offering of such New Securities to the Investor in accordance with the provisions of this Section 2; provided, however, that nothing in this Section 2 shall prevent the Company from offering or selling any New Securities to Matlin Patterson provided that the Investor is allowed to participate in such offering in accordance with Section 2(b) .

(a) The Company shall deliver a notice, in accordance with the provisions of Section 3.5 hereof, (the “Offer Notice”) to the Investor stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(b) By written notification received by the Company, within twenty (20) calendar days after mailing of the Offer Notice, (i) if Matlin Patterson does not elect to participate in the offering, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, all such New Securities, or (ii) if Matlin Patterson does elect to participate in the offering, the Investor may elect to purchase up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of any Derivative Securities then held, by the Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Derivative Securities held by MatlinPatterson and the Investor).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 2.1(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any person or persons at a price not less than, and upon the same terms and conditions as, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investor in accordance with this Section 2.1.

(d) The right of first offer in this Section 2 shall not be applicable to: (i) Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board of Directors of the Company; (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof; (iii) securities issued in connection with any stock split or stock dividend of the Company; or (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise.

3.    Miscellaneous.

3.1.    Termination.  This Agreement shall terminate upon the earlier to occur of (i)  a Liquidation Event, as such term is defined in the Company’s Certificate of Designations, Relative Rights, Preferences and Limitations of Series B Mandatory Redeemable Preferred Stock, or (ii) such time the Warrant has expired, been canceled or exercised in full.

3.2.    Transfers, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.3.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

3.4.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5.    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth below:

(i)  All correspondence to the Company shall be addressed as follows:

Broadpoint Securities Group, Inc.
    One Penn Plaza, 42nd Floor
                New York, New York 10119
        Fax: (212) 273-7100
        Attention:  General Counsel

with a copy by fax or messenger or courier to:

Cahill/Wink LLP
5 Penn Plaza, 23rd floor
New York, NY 10001
Fax: (646) 378-2025
Attention:  Stephen Wink, Esq.

(ii) All correspondence to Mast shall be addressed as follows:

      If to Mast before September 15, 2008, at the following address:

               MAST Credit Opportunities I Master Fund Limited
               c/o MAST Capital Management, LLC
               535 Boylston Street, Suite 401
               Boston, Massachusetts 02116
               Attention: John S. Ehlinger
               Fax: (617) 247-7985

                                      If to Mast after September 15, 2008, at the following address:

                                                MAST Credit Opportunities I Master Fund Limited
                                                c/o MAST Capital Management, LLC
                                                200 Clarendon Street, 51st Floor
                                                Boston, Massachusetts 02116
                                                Attention: John S. Ehlinger

                                                with a copy by fax or messenger or courier to:

Foley Hoag LLP
Bay Colony Corporate Center
1000 Winter Street, Suite 4000
Waltham, Massachusetts 02451
Attention: David A. Broadwin, Esq.
Fax: (617) 832-7000

3.6.    Amendments and Waivers.   Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Broadpoint Securities Group, Inc.

By: /s/ Robert I. Turner
Name:  Robert I. Turner
Title:    Chief Financial Officer

Mast Credit Opportunities I Master Fund Limited

By: /s/ Christopher B. Madison
Name:  Christopher B. Madison
Title:    Partner

Signature Page to Preemptive Rights Agreement